EXHIBIT 4.4



                    FIRST AMENDMENT TO CREDIT AGREEMENT

      This First Amendment amends that certain Credit Agreement dated as of February 26, 1993, among Longview Fibre Company as "Borrower," Seattle-First National Bank as "Agent," and the undersigned banks as "Banks" ("Agreement"), and all terms defined in the Agreement shall have the same meaning when used in this First Amendment, except as maybe otherwise provided in this First Amendment. For mutual consideration, receipt of which is hereby acknowledged, Borrower, Agent, and Banks agree as follows:

      1. Euro-Dollar Margin. The second paragraph of Subsection 2.7(b) of the Agreement, defining "Euro-Dollar Margin", is amended to read: "Euro-Dollar Margin" means .625%.

      2. Other Terms. Except as specifically amended by this First Amendment, all other terms, conditions, and definitions of the Agreement and the other Loan Documents shall remain in full force and effect, and are ratified by each of the undersigned.

      3. Counterparts. This First Amendment may be signed in any numberof counterparts, each of which shall be an original, with the same effect as if the signatures to each counterparts were upon the same instrument. This First Amendment shall become effective when the Agent shall have received counterparts of this First Amendment signed by Borrower, Agent,and all Banks.

Borrower                            Agent

LONGVIEW FIBRE COMPANY              SEATTLE-FIRST NATIONAL BANK


By  \s\ L. J. Holbrook               By  \s\ Robert M. Ingram III
    L. J. Holbrook                       Robert M. Ingram III

Title  Sr. V.P. Finance             Title  Vice President


Banks ------------------------------------------------------------


SEATTLE-FIRST NATIONAL BANK         BANK OF AMERICA NATIONAL
                                    TRUST & SAVINGS ASSOCIATION


By  \s\ Robert M. Ingram III        By  \s\ Michael J. Balok
    Robert M. Ingram III                Michael J. Balok

Title  Vice President               Title  Vice President

ABN AMRO BANK N.V.                  NATIONAL WESTMINSTER BANK PLC


By  \s\ Walter Euyang               By  \s\ Gary A. Miller
    Walter Euyang                       Gary A. Miller

Title  Vice President               Title  Senior Vice President



CONTINENTAL BANK N.A.              NATIONSBANK OF NORTH CAROLINA, A.A.


By  \s\ R. Guy Stapleton            By  \s\ Michael Tousignant
    R. Guy Stapleton                    Michael Tousignant

Title  Vice President              Title  Assistant Vice President



THE BANK OF NOVA SCOTIA


By  \s\ Michael Brown
    Michael Brown

Title  Vice President